AFFILIATES' LETTER
                               ------------------

                                                               November 19, 1997

Travel Services International, Inc.
220 Congress Park Drive
Suite 300
Delray Beach, Florida  33445

CruiseWorld, Inc.
10 Fairway Drive
Deerfield Beach, FL  33441

        Re: Affiliate's Agreement for Acquisition of CruiseOne, Inc. by Travel Services International, Inc.
                ----------------------------------------------------------------
Ladies and Gentlemen:

        Reference is made to the Stock Purchase Agreement, dated as of even date herewith (the "Purchase Agreement"), by and among Travel Services International, Inc., a Delaware corporation ("TSI"), CruiseOne, Inc. ("CruiseOne") and the shareholders of CruiseOne named therein. The Purchase Agreement provides for the purchase of all the capital stock of CruiseOne by TSI (the "Acquisition"). TSI and CruiseOne are sometimes herein referred to collectively as the "Companies" or individually as a "Company." This agreement ("Agreement") is provided by the undersigned for purposes of satisfying the requirements of Section 6.13 of the Purchase Agreement.

        The undersigned has been informed and understands that the Companies intend and the Purchase Agreement contemplates that the Acquisition will be accounted for as a pooling of interests. The undersigned has been advised that the closing of the Acquisition is currently anticipated to occur on or prior to November 30, 1997.

        For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby represents and warrants to, and agrees with, each of the Companies as follows:

        1. The undersigned did not and will not (and has no plan or intention to), without the prior written consent of TSI, offer to sell, sell, hedge or otherwise dispose of (or otherwise reduce the undersigned's interest in or the undersigned's risk relating to) any shares of TSI common stock (or any options or other rights or securities to acquire or convertible into shares of any such



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Travel Services International, Inc.
November 19, 1997
Page 2

common stock) during the period (the "Pooling Restriction Period") beginning on the date of the Purchase Agreement and ending such time as financial statements covering at least thirty (30) days of post-Acquisition combined operations of the Companies have been published. Accordingly, the undersigned understands that if the Acquisition occurs November 30, 1997, then the Pooling Restriction Period would likely (but not necessarily) expire upon TSI's public announcement in March 1998 of its results of operations for its fourth quarter of fiscal 1997. The restrictions in this paragraph apply to any transfer of any form or nature whatsoever, including transfers pursuant to any securities law exemption, including without limitation under Regulation S under the Act or pursuant to a "4(1-1/2)" transaction under the Act. The undersigned has been advised and understands that such restrictions are required for compliance with the rules of the Securities and Exchange Commission relating to pooling-of-interests accounting treatment.

        2. The undersigned understands and agrees that stop transfer instructions may be given by TSI in its reasonable discretion with respect to the undersigned's shares of TSI common stock for the purpose of facilitating enforcement of the agreements herein, and that in TSI's discretion there may be placed on the undersigned's certificates for such shares a legend as set forth in the Purchase Agreement reflecting such restrictions.

        3. The undersigned has the power and capacity to execute this Agreement and to make the representations, warranties and agreements herein. This Agreement shall be binding upon and enforceable against all of the undersigned's administrators, executors, representatives, heirs and successors and assigns, including any pledgee holding any of the undersigned's shares of TSI common stock.

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Travel Services International, Inc.
November 19, 1997
Page 2


        4.      The  undersigned   has  carefully  read  and  understands   this
Agreement and its requirements, and has discussed this Agreement and its requirements with the undersigned's counsel to the extent the undersigned deemed necessary.



                                         Very truly yours,



                                        /s/ Anthony J. Persico
                                        ----------------------------
                                         Anthony J. Persico



                                        /s/ Charlotte A. Luna
                                        ----------------------------
                                         Charlotte A. Luna